Exhibit 4(m)-4

WESTERN POWER DISTRIBUTION LLP

and

WPD HOLDINGS UK
(formerly known as "SWEB Holdings UK")

and

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Principal Paying Agent, Security Registrar and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.,
as Paying and Transfer Agent

THIRD SUPPLEMENTAL INDENTURE

Dated as of January 30, 2003

Debt Securities

     THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 30th day of January, 2003, by and among WESTERN POWER DISTRIBUTION LLP, a limited liability partnership formed under the laws of England and Wales, with registration pending ("WPD LLP"), WPD HOLDINGS UK (formerly known as "SWEB Holdings UK"), an unlimited liability company registered under the laws of England and Wales, with UK Company Registration Number 3585938 ("ULC"), WESTERN POWER DISTRIBUTION HOLDINGS LIMITED, a private company limited by shares and registered under the laws of England and Wales, with UK Company Registration Number [?] ("WPDHL"), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as "Bankers Trust Company"), a New York banking corporation, as trustee, principal paying agent, security registrar and transfer agent (the "Trustee") and DEUTSCHE BANK LUXEMBOURG S.A. (formerly known as "Bankers Trust Luxembourg S.A."), as Paying and Transfer Agent (the "Agent").

W I T N E S S E T H:

     WHEREAS, SIUK Limited ("SIUK"), the Trustee and the Agent have heretofore entered into a Subordinated Debenture Indenture, dated as of January 29, 1997 (the "Original Indenture"), to provide, among other things, for the issuance of 8.23% Original Subordinated Debentures due February 1, 2027, and 8.23% Exchange Subordinated Debentures due February 1, 2027 (collectively, the "Subordinated Debentures");

     WHEREAS, SIUK, ULC, the Trustee and the Agent have heretofore entered into a First Supplemental Indenture, dated as of December 2, 1998 (the "First Supplemental Indenture"), establishing ULC as a co-obligor under the Indenture (as defined below);

     WHEREAS, SIUK, ULC, WPD LLP, the Trustee and the Agent have heretofore entered into a Second Supplemental Indenture, dated as of January 30, 2003 (the "Second Supplemental Indenture"), establishing WPD LLP as a co-obligor and releasing SIUK as a co-obligor under the Indenture (as defined below);

     WHEREAS, the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are incorporated herein by reference and the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, as supplemented by this Third Supplemental Indenture, are herein called the "Indenture";

     WHEREAS, Section 801 of the Indenture permits the sale or conveyance of ULC as an entirety or substantially as an entirety under the Indenture, the Subordinated Debentures and all other documents, agreements and instruments related thereto to WPDHL, as the successor entity, which hereby expressly assumes all of the covenants and conditions of the Indenture to be performed or observed and the due and punctual payment of the principal of, premium, if any, and interest on the Subordinated Debentures and all other obligations under the Subordinated Debentures;

     WHEREAS, upon the assumption of such obligations by WPDHL in accordance with Section 802 of the Indenture, ULC shall be released from such obligations;

     WHEREAS, this Third Supplemental Indenture is being executed in connection with the transfer to and assumption by WPDHL of the assets and liabilities of ULC as an entirety or substantially as an entirety (the "Sale");

     WHEREAS, Section 901(1) of the Indenture provides that WPD LLP and the Trustee may at any time without the consent of the holders of the Subordinated Debentures (the "Holders") supplement the Indenture to evidence the assumption by a successor entity of the covenants of ULC therein and in the Subordinated Debentures; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the parties have been done or performed;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

Transfer, Assumption and Release

     SECTION 101.   Transfer by ULC to WPDHL. As of the date hereof, in connection with the Sale, ULC hereby transfers all of ULC's obligations under the Indenture, the Subordinated Debentures and all other documents, agreements and instruments related thereto to WPDHL.

     SECTION 102.    Assumption by WPDHL; Release of ULC. As of the date hereof, WPDHL hereby expressly assumes all obligations of ULC under the Indenture, the Subordinated Debentures and all other documents, agreements and instruments related thereto and shall succeed to, and be substituted for, and may exercise every right and power of, ULC under the Indenture, the Subordinated Debentures and all other documents, agreements and instruments related thereto with the same effect as if WPDHL had been named as ULC therein, and thereafter ULC shall be relieved of all rights and obligations under the Indenture and the Subordinated Debentures.

ARTICLE TWO

Miscellaneous

     SECTION 201.    Execution as Supplemental Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, as provided in the Original Indenture, and this Third Supplemental Indenture forms a part thereof. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 202.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 203.    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 204.    Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by WPDHL shall bind its successors and assigns, whether so expressed or not.

     SECTION 205.    Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 206.    Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

     SECTION 207.    Execution and Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 208.    Governing Law. This Third Supplemental Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers or directors duly authorized thereto, all as of the day and year first above written.

WESTERN POWER DISTRIBUTION LLP

By: Name: Title:

WPD HOLDINGS UK

By: Name: Title:

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

By: Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Principal Paying Agent, Security Registrar and Transfer Agent

By: Name: Title:

DEUTSCHE BANK LUXEMBOURG S.A., as Paying and Transfer Agent

By: Name: Title: